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                                                                    Exhibit 99.3


                  CONSENT OF PERSONS NAMED TO BECOME DIRECTORS


         Reference is made to the Registration Statement on Form F-4, and to the Joint Proxy Statement/Prospectus which forms a part thereof (together, the "Registration Statement"), to be filed with the Securities and Exchange Commission by WPP Group plc in connection with the merger of a wholly-owned subsidiary of WPP Group plc with and into Young & Rubicam, Inc. In accordance with Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Registration Statement, and any subsequent amendments thereto, as a person about to become a director of WPP, and to the filing of this consent as an exhibit to such Registration Statement.


                                          Signed: /s/ Michael H. Jordan
                                                  -------------------------
                                                  Name: Michael H. Jordan

Date: June 22, 2000